UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/06/2011

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Raser Technologies, Inc. ("Raser") is quoted over-the-counter under ticker symbol "RZTI" and information regarding quotes and trading activity for Raser can be found at www.otcbb.com.

Raser's annual report on Form 10-K for the year ended December 31, 2010 (the "Annual Report"), was required to be filed on March 31, 2011, which is 90 days after the close of the fiscal year, as Raser is filing as a "smaller reporting company" with regard to that annual period.

Raser timely filed with the Securities and Exchange Commission on EDGAR, on April 1, 2011, a Form 12b-25, that extended the time for the filing of the Annual Report by 15 calendar days or until April 15, 2011.

However, Raser's ticker symbol has, in error, been assigned an "E" which is intended to signify that it is late in its periodic filings. This is an error that Raser is working with FINRA to correct. Raser is not late in the filing of any of its periodic filings, including the Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: April 06, 2011	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer